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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 31,1997, on Physician Sales & Service, Inc.'s supplemental consolidated financial statements giving retroactive effect to the merger with S&W X-ray, Inc. included in the Company's Form 8-K filed on November 6,1997, and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP


Jacksonville, Florida
October 31, 1997